Filed Pursuant to Rule 424(b)(3)

Registration No. 333-232656

PRELIMINARY PROSPECTUS

NeuroOne Medical Technologies Corporation

7,927,902 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the public offering of up to 7,927,902 shares of common stock of NeuroOne Medical Technologies Corporation (the “Company”) by the selling stockholders listed on page 6 (the “Selling Stockholders”), which includes (i) 3,528,580 outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) and (ii) an aggregate of 4,399,322 shares of our Common Stock issuable upon exercise of certain common stock purchase warrants. We are registering these shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of Common Stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the warrants, which, if exercised in cash at the current applicable exercise price with respect to all of the 4,399,322 shares of Common Stock, would result in gross proceeds to the Company of $12,594,510.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by each Selling Stockholder will be paid by such Selling Stockholder. The Selling Stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for shares of our Common Stock or in negotiated transactions.

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the year ended September 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the information included or incorporated by reference in this prospectus before purchasing any of the shares offered by this prospectus.

Our Common Stock is quoted on the OTCQB and trades under the symbol “NMTC.” The last reported sale price of our Common Stock on the OTCQB on October 6, 2020 was $1.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2020.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”). It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the additional information described under the sections entitled “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included or incorporated by reference in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors” and our filings incorporated by reference herein to which we have referred you in the sections “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, and our financial statements, related notes and other financial information included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “the Company” and “our” refer to NeuroOne Medical Technologies Corporation.

About Us

We are a medical technology company focused on the development and commercialization of thin film electrode technology for continuous electroencephalogram (cEEG) and stereoelectroencephalography (sEEG) recording, spinal cord stimulation, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors and other related brain related disorders. Additionally, we are investigating the potential applications of our technology associated with artificial intelligence. Members of our management team have held senior leadership positions at a number of medical technology and biopharmaceutical companies, including Boston Scientific, St. Jude Medical, Stryker Instruments, C.R. Bard, A-Med Systems, Sunshine Heart, Empi, Don-Joy and PMT Corporation (“PMT”).

About this Offering

2019 Private Placement

Between December 28, 2018 and July 1, 2019, the Company entered into subscription agreements with certain accredited investors, whereby we issued and sold 2,338,179 units at a price of $2.50 per unit for gross proceeds of approximately $5,845,448 (the “2019 Private Placement”). Each unit consists of one share of Common Stock, and a warrant to purchase one share of Common Stock. The warrants issued in the 2019 Private Placement have an exercise price of $3.00 per share and are exercisable from the date of issuance through December 28, 2023. At the close of the 2019 Private Placement and pursuant to placement agent agreements, we also issued warrants to purchase up to an aggregate of (i) 193,417 shares of our Common Stock to Paulson Investment Company, LLC (“Paulson”) and its designees, which have an initial exercise price of $2.75 per share, and (ii) 17,760 shares of our Common Stock to Corinthian Partners, LLC (“Corinthian”) and its designees, which have an initial exercise price of $3.00 per share (each subject to adjustment as set forth therein), which are immediately exercisable and expire on July 1, 2024.

2018 Private Placement Broker Warrants

From July 9, 2018 through November 30, 2018, the Company entered into purchase agreements with accredited investors, pursuant to which the Company, agreed to issue and sell units, each consisting of (i) one share of our Common Stock and (ii) a warrant to purchase 1 share of Common Stock at an initial exercise price of $3.00 per share (the “2018 Private Placement”). In connection with the 2018 Private Placement and pursuant to a placement agent agreement, on July 1, 2019, the Company issued to Corinthian and its designees warrants to purchase 36,096 shares of Common Stock at an exercise price of $3.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019, and expiring on July 1, 2024.

Series 3 Note Conversion

Between October 2017 and May 2018, the Company issued 8% convertible notes (the “Series 3 Notes”) to certain accredited investors in an aggregate principal amount of $1.5 million and warrants to purchase shares of the Company’s capital stock. On February 28, 2019, the Company completed an equity round of financing resulting in more than $3 million in gross proceeds when it closed on the sale of units in connection with the 2019 Private Placement. Following such financing, the outstanding principal and interest of the Series 3 Notes of $1.7 million was automatically converted in accordance with the terms of the Series 3 Notes into 839,179 shares of Common Stock and 839,179 warrants, which have an exercise price equal to $3.00 per share. Additionally, the previously issued warrants became immediately exercisable for 839,179 shares of Common Stock, at an exercise price equal to $2.50 per share (each subject to adjustment as set forth therein), and will expire on February 28, 2024. In connection with this transaction, we also issued to the placement agent warrants as described below under “Prospectus Summary - About this Offering - Note Transactions Broker Warrants”.

Note Transactions Broker Warrants

From November 2016 to June 2017, the Company issued 8% convertible promissory notes in an aggregate principal amount of $1.6 million (the “Series 1 Notes”) and warrants to purchase shares of the Company’s capital stock. In August 2017, the Company entered into a subscription agreement and issued interest free promissory notes in an aggregate principal amount of $253,000 to certain accredited investors, which notes were subsequently amended to become 8% convertible promissory notes and to increase warrant coverage among other items (the “Series 2 Notes” and, together with the Series 1 Notes and Series 3 Notes, the “Notes”). The Notes were converted to Common Stock in accordance with their terms. In connection with the Notes transactions and pursuant to a placement agent agreement, on July 1, 2019, the Company issued to Corinthian and its designees warrants to purchase 135,512 shares of Common Stock at an exercise price of $2.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019 and expiring on July 1, 2024.

Consulting Agreement

On February 6, 2018, pursuant to a services agreement with JLS Ventures, LLC (“JLS”), the Company agreed to issue to JLS an aggregate of 250,000 shares of Common Stock for investor relations services. The Company issued to JLS 100,000 shares of Common Stock on April 26, 2018, 50,000 shares of Common Stock on May 7, 2018, 50,000 shares of Common Stock on August 29, 2018, and 50,000 shares of Common Stock on November 2, 2018.

February Stock Purchase

On February 28, 2018, pursuant to stock purchase agreements, three investors purchased an aggregate of 227,272 shares of Common Stock from Wade Fredrickson, our former Vice President of Therapy and Product Development.

We are filing a registration statement on Form S-1, of which this prospectus is a part, to provide for the resale by the holders of all of the (i) shares of our Common Stock issued in connection with the agreements and transactions described above and (ii) shares of our Common Stock issuable upon exercise of common stock purchase warrants we issued in connection with the agreements and transactions described above, totaling an aggregate of up to 7,927,902 shares of our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019, as amended on January 28, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, each of which is incorporated by reference in this prospectus, together with all of the information contained in this prospectus and documents incorporated by reference herein. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. There have been no other material changes to the Risk Factors described under Item 1A. “Risk Factors” in the Annual Report and the Quarterly Report.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors” and the documents incorporated by reference herein. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our plans to develop and commercialize our cortical strip, grid and depth electrode technology;

●	our plans for and our expectations regarding the pre-clinical testing and clinical trials of our cortical strip, grid and depth electrode technology that will be required by the FDA or foreign regulatory bodies;

●	the timing and availability of data from pre-clinical tests or clinical trials;

●	the timing of our planned regulatory filings;

●	the timing of and our ability to obtain and maintain regulatory approval of our cortical strip, grid and depth electrode technology;

●	our expectations regarding international opportunities for commercializing our cortical strip, grid and depth electrode technology under development;

●	our plans to list our common stock on Nasdaq;

●	the clinical utility of our cortical strip, grid and depth electrode technology under development;

●	our ability to develop our cortical strip, grid and depth electrode technology with the benefits we hope to offer as compared to existing technology, or at all;

●	our ability to develop future generations of our cortical strip, grid and depth electrode technology;

●	our future development priorities;

●	our ability to obtain reimbursement coverage for our cortical strip, grid and depth electrode technology;

●	our expectations about the willingness of healthcare providers to recommend our cortical strip, grid and depth electrode technology to people with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders;

●	our future commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to comply with applicable regulatory requirements;

●	our ability to maintain our intellectual property position;

●	our estimates regarding the size of, and future growth in, the market for our technology under development; and

●	our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this prospectus and the documents incorporated by reference herein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common Stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all warrants, would result in gross proceeds to us of $12,594,510. The use of proceeds from such Warrant exercises, if any, will be used for research and development, clinical studies, legal fees and sales and marketing expenses, as well as working capital and general corporate purposes. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of Common Stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 7,927,902 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders identified herein. Such shares include (a) shares of Common Stock and shares issuable upon the exercise of certain warrants we issued and/or sold to (i) investors in the 2019 Private Placement (ii) noteholders upon the automatic conversion of the Series 3 Notes, (iii) placement agents pursuant to placement agent agreements, and (iv) an investor relations firm in connection with certain consulting services, and (b) shares of Common Stock sold to three investors by a former officer of the Company.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of September 15, 2020. The information in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders. The Selling Stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. To our knowledge, except as indicated in the footnotes to this table, (i) each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by such person, and (ii) none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of Common Stock reflected on the table will be sold from time to time in the offering covered by this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of Common Stock at this time. Because the Selling Stockholders may offer all or any portions of the shares of Common Stock listed in the table below, no estimate can be given as to the amount of those shares of Common Stock covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering.

	Number of Shares of Common Stock Beneficially		Number of Shares of	Number of Shares of Common Stock Offered	Beneficial Ownership After Offering
Name of Selling Stockholder	Owned Prior to Offering (1)		Common Stock Offered	Upon Exercise of Warrants	Number of Shares	Ownership Percentage(2)
Allen Gabriel	40,000	(3)	20,000	20,000	0	*
Douglas Harnar LLC	200,000	(3)(4)	100,000	100,000	0	*
J&C Resources, LLC	80,000	(3)(5)	40,000	40,000	0	*
Bruce Walter McFadden	8,000	(3)	4,000	4,000	0	*
Ousama Elsaadi	20,000	(3)	10,000	10,000	0	*
Joseph Tagliaferro	12,000	(3)	6,000	6,000	0	*
Christopher James Carrie	80,000	(3)	40,000	40,000	0	*
Samuel J. Chantilis	64,000	(3)	32,000	32,000	0	*
Dr. George E. Deshon Jr.	10,000	(3)	5,000	5,000	0	*
David and Martha Kadue Living Trust	40,000	(3)(6)	20,000	20,000	0	*
Christopher P. Gutek	20,000	(3)	10,000	10,000	0	*

David R. Gienapp	32,000	(3)	16,000	16,000	0	*
S. Bruce Lansky Revocable Trust	20,000	(3)(7)	10,000	10,000	0	*
Jack Cavin Holland 1979 Trust u/a/d 02/14/1979	48,000	(3)(8)	24,000	24,000	0	*
Charles Brian Evans & Lisa Smith Evans	20,000	(3)	10,000	10,000	0	*
Robert Biederman	40,000	(3)	20,000	20,000	0	*
Dr. Steve Sahai	80,000	(3)	40,000	40,000	0	*
Flying S Ranch Trust	40,000	(3)(9)	20,000	20,000	0	*
The GBS Living Trust	20,000	(3)(10)	10,000	10,000	0	*
Alain M. Baudry	33,000	(3)	14,000	14,000	5,000	*
Nickitas Michael Panayotou	219,000	(3)	99,000	120,000	0	*
Dean Bekken	40,000	(3)	20,000	20,000	0	*
Francis Lymburner	40,000	(3)	20,000	20,000	0	*
William M. Stocker III	40,000	(3)	20,000	20,000	0	*
Paul G. Darr & Dawn L. Darr	40,000	(3)	20,000	20,000	0	*
Bradley Rotter	200,000	(3)	100,000	100,000	0	*
Gregory H. Blaine	20,000	(3)	10,000	10,000	0	*
Veronica Marano & Thomas M. Volckening	160,000	(3)	80,000	80,000	0	*
Clayton A. Struve	160,000	(3)	80,000	80,000	0	*
Nachiketa Das	20,000	(3)	10,000	10,000	0	*
Barrie Peterson	40,000	(3)	20,000	20,000	0	*
Stephen Kann	20,000	(3)	10,000	10,000	0	*
CD Walker LLC	40,000	(3)(11)	20,000	20,000	0	*
Kenneth Grutman	20,000	(3)	10,000	10,000	0	*
DKS&C Enterprises, LLC	40,000	(3)(12)	20,000	20,000	0	*
Mohammad Jainal Bhuiyan	883,629	(3)(13)(14)	204,545	150,971	528,113	2.4%
David L. Salentine	42,400	(3)	21,200	21,200	0	*
RBC Capital Markets, LLC CUST FBO David L. Salentine IRA	24,000	(3)	12,000	12,000	0	*
Noah Anderson	160,000	(3)	80,000	80,000	0	*
Jerry B. Watkins Revocable Trust Dated 01/03/01	90,000	(3)(15)	40,000	40,000	10,000	*

Cagan-Wolfenbarger Family Trust	400,000	(3)(16)	200,000	200,000	0	*
Gary W. Levine	20,000	(3)	10,000	10,000	0	*
Antonie Wobbe Ploegsma	90,000	(3)	40,000	50,000	0	*
Kari Beth Widhalm & Samuel Thomas Widhalm	16,000	(3)(17)	8,000	8,000	0	*
Darrell R. Heinen	40,000	(3)	10,000	10,000	20,000	*
Kenneth Ashkin	20,000	(3)	10,000	10,000	0	*
Michael Connor	12,000	(3)	6,000	6,000	0	*
Aaron Lehmann	30,000	(3)	15,000	15,000	0	*
Ipai Terry Hsiao	40,000	(3)	20,000	20,000	0	*
KBB Asset Management LLC	40,000	(3)(18)	20,000	20,000	0	*
Amy Milam & Terry Milam	40,000	(3)(19)	20,000	20,000	0	*
Arnold Balsam	30,000	(3)	15,000	15,000	0	*
Khristopher M. Lugo	30,000	(3)	15,000	15,000	0	*
Resolute Venture Partners L.P.	220,000	(3)(20)	110,000	110,000	0	*
Kamaljit Khara	20,000	(3)	10,000	10,000	0	*
Patrick J. Wanner	48,000	(3)	16,000	16,000	16,000	*
Paul Russo	12,000	(3)	6,000	6,000	0	*
Shital Mehta D.O.	40,000	(3)	20,000	20,000	0	*
Randy Rabin	20,000	(3)	10,000	10,000	0	*
Thomas Nolan & Patricia N. Nolan Jt/Wros	20,000	(3)(21)	0	20,000	0	*
Martin Siegel	39,958	(3)	19,979	19,979	0	*
John Avon	20,000	(3)	10,000	10,000	0	*
David Templeton	40,000	(3)	10,000	10,000	20,000	*
Steven E. Wietsma	20,000	(3)	10,000	10,000	0	*
RBC Capital Markets, LLC CUST FBO David L. Salentine IRA	24,000	(3)	12,000	12,000	0	*
Currie Family Trust	80,000	(3)(22)	40,000	40,000	0	*
William Murphy	230,000	(3)	110,000	120,000	0	*
Alexander Tosi	60,000	(3)	30,000	30,000
Gerald W. Simonson	80,000	(3)	40,000	40,000	0	*

Gary Lyn Hadwin Sr.	40,000	(3)	10,000	10,000	20,000	*
Christopher Frattaroli	80,000	(3)	40,000	40,000	0	*
Joseph J. McElmeel, Jr. Trust dated 11/17/1993	24,000	(3)(23)	6,000	6,000	12,000	*
David S. Gray	10,000	(3)	5,000	5,000	0	*
Efrat Investments	80,000	(3)(24)	40,000	40,000	0	*
James T. Betts	20,000	(3)	10,000	10,000	0	*
Larry Vaught	20,000	(3)	10,000	10,000	0	*
Charles Robinson	20,000	(3)	10,000	10,000	0	*
Miller Living Trust	12,000	(3)(25)	6,000	6,000	0	*
Mark Robert Barrett	178,954	(26)	27,822	55,644	95,488	*
Michael Logar	83,466	(26)	27,822	55,644	0	*
Sean Wambold	143,774	(26)	46,004	55,644	42,126	*
Asif Zaman	41,493	(26)	13,831	27,662	0	*
Leonard Mazur	329,034	(26)	41,522	162,278	125,234	*
Nabil Mallick	66,333	(26)	22,111	44,222	0	*
The Len Mertz Trust	165,801	(26)(27)	55,267	110,534	0	*
Adam Lipson	82,566	(26)	27,522	55,044	0	*
Karen Torpey	82,566	(26)	27,522	55,044	0	*
Daniel Kramer Revocable Trust	56,866	(26)(28)	2,000	54,866	0	*
Edward G. Gleason	82,299	(26)	27,433	54,866	0	*
Qasim M. Husain	164,433	(26)	54,811	109,622	0	*
H. Edward Wilkin III	81,999	(26)	27,333	54,666	0	*
Kenan M. Basha	408,750	(26)	136,250	272,500	0	*
Farzana Hakeem	81,618	(26)	27,206	54,412	0	*
Lifestyle Healthcare LLC	1,058,435	(26)(29)	172,267	135,444	750,724	3.4%
Lev Grzhonko	40,149	(26)	13,383	26,766	0	*
Barry Pressman Family Trust	286,081	(26)(30)	53,533	107,066	125,482	*
Mark H. Rephen	160,167	(26)	53,389	106,778	0	*
Bosun Hau	39,951	(26)	13,317	26,634	0	*
Mustafa Ameenuddin	79,533	(26)	26,511	53,022	0	*

Corinthian Partners, LLC	28,405	(13)(31)	0	28,405	0	*
Marta Wypych	8,050	(13)	0	8,050	0	*
Nickolay Kukekov	50,971	(13)	0	50,971	0	*
Theodore Kalem	297,804	(13)	0	50,971	246,833	1.1%
JLS Ventures, LLC	50,000	(32)	50,000	0	0	*
JOJ Holdings, LLC	200,000	(32)	200,000	0	0	*
James Diemert	20,000	(3)	10,000	10,000	0	*
Ken Lyons	12,000	(3)	6,000	6,000	0	*
Robert Susie	20,000	(3)	10,000	10,000	0	*
Baxter House Properties, LLC	80,000	(3)(33)	40,000	40,000	0	*
Dmitry Aksenov	4,700	(34)	0	4,700	0	*
Todd Bennschneider	300	(34)	0	300	0	*
Christopher Clark	30,251	(34)	0	30,251	0	*
Basil Christakos	1,702	(34)	0	1,702	0	*
Tim Dabulis	1,750	(34)	0	1,750	0	*
Trent Davis	3,199	(34)	0	3,199	0	*
Thomas Endres	600	(34)	0	600	0	*
Mark Finckle	2,902	(34)	0	2,902	0	*
Peter Fogarty	7,500	(34)	0	7,500	0	*
Dane Grouell	681	(34)	0	681	0	*
Stephen Kann	17,400	(34)	0	17,400	0	*
Albert Landstrom	3,075	(34)	0	3,075	0	*
Lorraine Maxfield	1,702	(34)	0	1,702	0	*
John Nole	1,968	(34)	0	1,968	0	*
Evan Paliotta	300	(34)	0	300	0	*
Thomas Parigian	30,251	(34)	0	30,251	0	*
Gary Saccaro	8,100	(34)	0	8,100	0	*

Robert Setteducati	30,251	(34)	0	30,251	0	*
Timothy Touloukian	800	(34)	0	800	0	*
Eugene Webb	10,800	(34)	0	10,800	0	*
Malcolm Alexander Winks	3,199	(34)	0	3,199	0	*
Paulson Investment Company, LLC	31,986	(34)(35)	0	31,986	0	*

*Less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares of Common Stock as to which the Selling Stockholder has sole or shared voting power or investment power, and also any shares which the Selling Stockholder has the right to acquire within 60 days of September 15, 2020, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the Selling Stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Based upon 22,180,674 shares of Common Stock issued and outstanding as of September 15, 2020.

(3)	Includes shares of Common Stock issuable upon exercise of warrants issued in the 2019 Private Placement.

(4)	Douglas Harnar has voting control and investment discretion over the securities reported herein that are held by Douglas Harnar LLC.

(5)	Charles Johnston has voting control and investment discretion over the securities reported herein that are held by J&C Resources, LLC.

(6)	Martha Elaine Kadue has voting control and investment discretion over the securities reported herein that are held by the David and Martha Kadue Living Trust.

(7)	Bruce Lansky has voting control and investment discretion over the securities reported herein that are held by the S. Bruce Lansky Revocable Trust.

(8)	Jack C. Holland has voting control and investment discretion over the securities reported herein that are held by the Jack Cavin Holland 1979 Trust u/a/d 02/14/1979.

(9)	Ryan Shay has voting control and investment discretion over the securities reported herein that are held by the Flying S Ranch Trust.

(10)	Gregory B. Stewart, the trustee of the trust, has voting and dispositive power over the securities reported herein that are held by the GBS Living Trust.

(11)	Curtis Walker has voting control and investment discretion over the securities reported herein that are held by CD Walker LLC.

(12)	Dale Powell and Katharine Powell have shared voting control and investment discretion over the securities reported herein that are held by DKS&C Enterprises, LLC.

(13)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued to the selling stockholder as the designee of our placement agent, Corinthian, a registered broker dealer, as compensation for placement agent services in connection with certain offerings. The selling stockholder is an affiliate of Corinthian. Corinthian is an affiliate of HRA Capital. HRA Capital is affiliated with Chromium 24 LLC and Lifestyle Healthcare LLC, which have been greater than 5% stockholders at some point within the past three years. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(14)	The selling stockholder is a partner at HRA Capital, and HRA Capital’s affiliate, Corinthian, a registered broker-dealer, has acted as a placement agent for private placements by the Company and NeuroOne, Inc. Additionally, HRA Capital is affiliated with Chromium 24 LLC and Lifestyle Healthcare LLC, which have been greater than 5% stockholders at some point within the past three years. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(15)	Jerry B. Watkins has voting control and investment discretion over the securities reported herein that are held by the Jerry B. Watkins Revocable Trust Dated 01/03/01.

(16)	Laird Cagan has voting control and investment discretion over the securities reported herein that are held by the Cagan-Wolfenbarger Family Trust.

(17)	Kari Beth Widhalm and Samuel Thomas Widhalm have shared voting control and investment discretion over the securities reported herein.

(18)	Steve Segal has voting control and investment discretion over the securities reported herein that are held by KBB Asset Management LLC.

(19)	Amy Milam & Terry Milam have shared voting control and investment discretion over the securities herein.

(20)	Victor and Judd Morgenstern, the general partners of Resolute Venture Partners L.P., have shared voting control and investment discretion over the securities reported herein that are held by Resolute Venture Partners L.P.

(21)	Thomas Nolan and Patricia N. Nolan have shared voting control and investment discretion over the securities herein.

(22)	Malcom Currie has voting control and investment discretion over the securities reported herein that are held by the Currie Family Trust.

(23)	Joseph J. McElmeel, Jr., the trustee of the trust, has voting and dispositive power over the shares.

(24)	Pinny Rotter has voting control and investment discretion over the securities reported herein that are held by Efrat Investments.

(25)	David Vincent Miller has voting control and investment discretion over the securities reported herein that are held by Miller Living Trust.

(26)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued upon the conversion of Series 3 Notes.

(27)	Len P. Mertz, the trustee of the trust, has voting control and investment discretion over the securities reported herein that are held by The Len Mertz Trust.

(28)	Daniel Kramer, the trustee of the trust, has voting control and investment discretion over the securities reported herein that are held by Daniel Kramer Revocable Trust.

(29)	Nickolay Kukekov has voting and dispositive power over the shares. Nickolay Kukekov is the Managing Director at HRA Capital, and a partner at HRA Capital’s affiliate, Corinthian, a registered broker-dealer which has acted as a placement agent for private placements by the Company and NeuroOne, Inc. Additionally, the selling stockholder has provided consulting services to NeuroOne, Inc. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(30)	Barry Pressman has voting control and investment discretion over the securities reported herein that are held by the Barry Pressman Family Trust.

(31)	Richard Calabrese and Mitchell Manoff have voting control and investment discretion over the securities reported herein that are held by Corinthian.

(32)	Justin Schreiber has voting control and investment discretion over the securities reported herein that are held by JLS and JOJ Holdings, LLC.

(33)	Amarjit S. Bhalla has voting control and investment discretion over the securities reported herein that are held by Baxter House Properties, LLC.

(34)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued to the selling stockholder as the designee of our placement agent, Paulson, a registered broker dealer, as compensation for placement agent services in connection with the 2019 Private Placement. The selling stockholder is an affiliate of Paulson.

(35)	Trent Donald Davis, the chief executive officer of Paulson, has voting control and investment discretion over the securities reported herein that are held by Paulson.

PLAN OF DISTRIBUTION

This prospectus includes 7,927,902 shares of Common Stock offered by the Selling Stockholders.

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on the OTCQB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock.

Once sold under the registration statement, of which this prospectus is a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Honigman LLP, Kalamazoo, Michigan.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2019 and 2018, and for the year ended September 30, 2019 and for the nine month transition period ended September 30, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file proxy statements and annual, quarterly, and special reports, and other information with the Commission.

The SEC maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules which may be accessed at the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus plus consolidated financial statements included in this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019 as amended on January 28, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 14, 2020, the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, and the quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

●	our Current Reports on Form 8-K filed with the SEC on October 11, 2019, October 25, 2019, October 29, 2019, November 7, 2019, December 2, 2019, December 4, 2019, December 11, 2019, December 31, 2019, January 24, 2020, February 24, 2020, April 30, 2020, May 1, 2020, May 12, 2020, June 4, 2020, July 2, 2020, July 22, 2020, July 28, 2020 and August 3, 2020; and

●	the description of our common stock in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 20, 2019.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

These documents may also be accessed on our website at www.n1mtc.com/investors. Information contained in, or accessible through, our website is not a part of this prospectus. We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

NeuroOne Medical Technologies Corporation
7559 Anagram Drive
Eden Prairie, Minnesota 55344
(952) 426-1383
Attention: Leah Noaeill
Senior Director of Marketing
LeahN@N1MTC.com